Exhibit 10.22

AMENDMENT NO. 1, dated as of November 1, 2007, to that Employment Agreement dated December 18, 2003 (the “Agreement”) by and between Michael Porche (the “Executive”) and Distribution Services, Inc. (the “Company”).

Effective as of the date first written above, the Agreement is hereby amended as follows:

1. Paragraph 1a of the Agreement, as amended, is hereby deleted and the following substituted therefore:

Employment Term. The Company shall employ Executive until December 31, 2009 (the “Employment Term”) on the terms and subject to the conditions set forth in this Agreement. The Agreement shall be considered effective as of December 22, 2003 (the “Effective Time”).

All other terms and conditions of Executive’s Employment Agreement and any subsequent amendments of that Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 as of the date first written above.

Distribution Services, Inc.

By:	/s/ Daniel Rotstein	11/3/07
	Daniel Rotstein	Date

	/s/ Michael Porche	11/2/07
	Michael Porche	Date